EXHIBIT 4.1

NUMBER              UNITS
U-

SEE REVERSE FOR
CERTAIN DEFINITIONS

INFORMATION SERVICES GROUP, INC.

CUSIP

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND
ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT                                                                                          is the owner of                                       Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.001 per share (“Common Stock”), of Information Services Group, Inc., a Delaware corporation (the “Corporation”), and one warrant (the “Warrant”). The Warrant entitles the holder to purchase one (1) share of Common Stock for [$6.00/$7.50] per share (subject to adjustment). The Warrant will become exercisable on the later of (i) the Corporation’s completion of an acquisition of one or more domestic or international or operating businesses through a merger, capital stock exchange, asset acquisition or other similar business combination and (ii)                          [one year after the effective date of the registration statement relating to the initial public offering of the Units], and will expire unless exercised before 5:00 p.m., New York City time, on                         , 2011 [four years after the effective date of the registration statement relating to the initial public offering of the Units], or earlier upon redemption (the “Expiration Date”). The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to five business days following the earlier to occur of (1) the expiration or termination of the underwriter’s over-allotment option in connection with the Corporation’s initial public offering or (2) the exercise in full of such underwriter’s over-allotment option, subject in either case to the Corporation filing a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Corporation’s receipt of the gross proceeds of its initial public offering and issuing a press release announcing when such separate trading will begin. The terms of the Warrant are governed by a Warrant Agreement, dated as of                         , 2007, between the Corporation and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation.

Witness the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

INFORMATION SERVICES GROUP, INC.
CORPORATE
DELAWARE
SEAL
2006

By:
	Chairman of the Board	Secretary

By:
Transfer Agent

INFORMATION SERVICES GROUP, INC.

The Corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT	-	Custodian
TEN ENT	-	as tenants by the entireties			(Cust)	(Minor)
JT TEN	-	as joint tenants with right of survivorship and			under Uniform Gifts to
		not as tenants in common			Minors Act
(State)

Additional Abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                                                  HEREBY SELL, ASSIGN AND TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                                                                 UNITS REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT                          ATTORNEY TO TRANSFER THE SAID UNITS ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED:	NOTICE: The signature to this assignment must correspond
with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any
change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).